Ivy Funds, Inc.

Independent Auditors' Consent to be Filed as Exhibit 99.B(j) to Post-Effective Amendment
No. 21 to Registration Statement No. 33-45961 on Form N-1A for Ivy Funds, Inc. as of
January 26, 2004

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement No. 33-45961 of Ivy Funds, Inc. on Form N-1A of our reports dated May 9, 2003 and November 7, 2003 appearing in the Annual and Semi-Annual Reports to Shareholders of Asset Strategy Fund, Core Equity Fund, High Income Fund, International Growth Fund, Large Cap Growth Fund, Limited-Term Bond Fund, Mid Cap Growth Fund, Money Market Fund, Municipal Bond Fund, Science and Technology Fund, Small Cap Growth Fund and Tax-Managed Equity Fund, comprising Ivy Funds, Inc. (formerly W&R Funds, Inc.), for the fiscal year ended March 31, 2003 and fiscal period ended September 30, 2003, respectively, in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
January 26, 2004